Exhibit 10.2
AMENDMENT No. 1
     This Amendment No. 1 (the “Amendment”) is entered into as of the 25th day of November, 2009 (“Amendment No. 1 Date”) by and among Human Genome Sciences, Inc., a Delaware corporation having its principal place of business at 14200 Shady Grove Road, Rockville, Maryland 20850 (“HGS”) and Glaxo Group Limited, a company organized under the laws of England and Wales with its principal place of business at GlaxoWellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, United Kingdom (“GSK”). HGS and GSK are hereinafter individually referred to as a “Party” and collectively as the “Parties.”
WHEREAS, GSK owns certain GSK Arising Patents (as defined in the Agreement) which GSK has licensed to HGS pursuant to a Co-Development and Commercialization Agreement between HGS and GSK dated August 2, 2006 (the “Agreement”); and
WHEREAS, GSK and its Affiliate, GlaxoSmithKline LLC (formerly known as SmithKline Beecham Corporation), own certain GSK Existing Patent Rights and GSK Additional Patent Rights (as defined below) related to the subject matter of the Agreement, which GSK is willing to license to HGS on the terms of this Amendment in order to further the Parties’ common interest in developing and commercializing belimumab.
Now, therefore, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, the Parties hereby agree as follows:
1. DEFINITIONS
     1.1 “GSK Existing Patent Rights” shall mean rights under the following patents and patent applications: [***] and any and all patents that are issued therefrom, together with any and all substitutions, continuations, divisionals, continuations-in-part, reissues, renewals, registrations, confirmations, reexaminations, extensions including supplementary protection certificates, foreign equivalents or counterparts, and other filings thereof.
     1.2 “GSK Additional Patent Rights” shall mean rights under the following patents and patent applications: [***] and any and all patents that are issued therefrom, together with any and all substitutions, continuations, divisionals, continuations-in-part, reissues, renewals, registrations, confirmations, reexaminations, extensions including supplementary protection certificates, foreign equivalents or counterparts, and other filings thereof. GSK Additional Patent Rights shall also include rights under any patents or patent applications (other than GSK Arising Patents) which are owned or Controlled

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

by GSK or any of its Affiliates during the Term that claim the Development and/or Commercialization of belimumab or Collaboration Product.
     1.3 Except as set forth herein, all other capitalized terms herein shall have the same meaning as defined in the Agreement.
2. AMENDMENTS.
     2.1 The Parties amend Section 1.16 of the Agreement as follows:
“Collaboration Technology” shall mean HGS Existing Patent Rights, HGS Existing Know-How, GSK Existing Patent Rights, GSK Arising Patent Rights, GSK Arising Know-How, HGS Arising Patent Rights, HGS Arising Know-How, Joint Arising Patent Rights and Joint Arising Know-How.”
     2.2 The Parties agree that each reference to “GSK Arising Patent Rights” shall be amended to “GSK Existing Patent Rights, GSK Additional Patent Rights and GSK Arising Patent Rights” in the following provisions of the Agreement: Sections 2.2.1, 2.5, 12.4.1 and 12.4.3.
     2.3 The Parties agree that each reference to “Collaboration Technology” shall be amended to “Collaboration Technology and GSK Additional Patent Rights” in the following provisions of the Agreement: Sections 2.3.3, 2.3.4 and 13.6.
     2.4 The Parties agree that each reference to “GSK Arising Patent Rights” shall be amended to “GSK Existing Patent Rights and GSK Arising Patent Rights” in the following provisions of the Agreement: Sections 10.1, 10.2.1, 10.2.3, 10.4.4, 10.4.5 and 13.5.
     2.5 Notwithstanding any terms to the contrary in this Amendment or in the Agreement, HGS shall have no responsibility or obligation to GSK for any costs or expenses relating to the GSK Existing Patent Rights incurred prior to the Amendment No. 1 Date.
     2.6 Notwithstanding any terms to the contrary in this Amendment or in the Agreement, Section 10.4.6 of the Agreement shall not apply to any statements regarding the GSK Existing Patent Rights made by HGS prior to the Amendment No. 1 Date.

     2.7 The Parties agree that the following wording shall be added to the end of Section 12.4.2:
“Furthermore, all rights and licenses granted hereunder by GSK to HGS under the GSK Additional Patent Rights shall immediately terminate and HGS shall have no right to any continued use of the GSK Additional Patent Rights. Upon request from HGS, GSK shall negotiate in good faith terms under which HGS could continue to exercise rights under the GSK Additional Patent Rights in relation to Collaboration Products.”
3. COMMUNITY OF LEGAL INTEREST.
     3.1 For the avoidance of doubt, the Parties hereby acknowledge that they have a common legal interest in enforcing and defending the GSK Existing Patent Rights and GSK Additional Patent Rights, and the Community of Legal Interest Agreement entered into by the Parties dated 1st August 2006 also applies to the GSK Existing Patent Rights and GSK Additional Patent Rights for the term of this Amendment.
4. APPROVAL OF GLAXOSMITHKLINE LLC
     4.1 GlaxoSmithKline LLC (“SBCorp”) hereby consents to GSK granting to HGS rights under SBCorp’s interests in the GSK Additional Patent Rights on the terms set out in this Amendment. To the extent that SBCorp needs to grant GSK a license under the GSK Additional Patent Rights in order to enable GSK to grant the rights herein to HGS, SBCorp hereby grants such license.
5. TERM
     5.1 Term. The terms of this Amendment shall be effective from the Effective Date of the Agreement and shall continue until the expiry or termination of the Agreement.
6. MISCELLANEOUS
     6.1 All other terms and conditions of the Agreement shall remain in full force and effect. This Amendment, together with the Agreement, the Community of Legal Interest Agreement dated 1st August 2006, the Side Letter Agreement dated 14th April 2008, and the Side Letter Agreement dated 24th June 2009, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all previous writings and understandings relating to such subject matter.
     6.2 This Agreement may be executed in counterparts with the same effect as if HGS, GSK and SBCorp had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers as of the Amendment No. 1 Date.

HUMAN GENOME SCIENCES, INC.

By:	/s/ James H. Davis

Name:	James H. Davis
Title:	Executive Vice President & General Counsel

GLAXO GROUP LIMITED

By:	/s/ Paul Williamson

Name:	Paul Williamson
Title:	Corporate Director

GLAXOSMITHKLINE LLC (formerly known as SMITHKLINE BEECHAM CORPORATION)

By:	/s/ William J. Mosher

Name:	William J. Mosher
Title:	Vice President and Secretary

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